UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2017
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MVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)
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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)
304-363-4800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On January 5, 2017, MVB Financial Corp. (the “Company”) redeemed all of the 8,500 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share (“Series A Preferred Stock”), that had been issued to the United States Department of the Treasury, on September 8, 2011, pursuant to the Small Business Lending Fund program (“SBLF”). The aggregate redemption price of the Series A Preferred Stock was $8,508,500, including dividends accrued, but unpaid through, but not including the redemption date.

The Series A Preferred Stock was redeemed from the Company’s surplus capital and approved by the Company’s primary federal regulator. The redemption terminates the Company’s participation in the SBLF program. After the redemption, the Company’s capital ratios remain well in excess of those required for well capitalized status.

The Company issued a press release regarding the redemption, a copy of which is included as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press release: MVB Financial Corp. Announces SBLF Preferred Stock Redemption

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Larry F. Mazza
Larry F. Mazza President & Chief Executive Officer
Date:  January 5, 2017

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

99.1	Press release issued by MVB Financial Corp. on January 5, 2017	Filed herewith